Exhibit 99.5

AJA HOLDCO, INC.
BALANCE SHEETS

	June 30, 2024	December 31, 2023
	(Unaudited)
Total Assets	$—	$—

Liabilities and Stockholder’s Deficit
Liabilities
Accrued expenses	$5,000	$5,000
Total Liabilities	5,000	5,000

Stockholder’s Deficit:
Additional paid in capital	2,134,199	—
1 share of Common Stock, $0.0001 par value; 1,000 shares authorized; 1 share issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Accumulated deficit	(2,139,199)	(5,000)
Total stockholder’s deficit	(5,000)	(5,000)
Total Liabilities and Stockholder’s Deficit	$—	$—

The accompanying notes are an integral part of these financial statements.

AJA HOLDCO, INC.
STATEMENT OF OPERATIONS

	For the Three Months Ended June 30, 2024	For the Six Months Ended June 30, 2024

General and administrative expenses	$—	$—
Loss from operations	—	—
Subscription Agreement expense	(713,794)	(2,134,199)
Net loss	$(713,794)	$(2,134,199)

Weighted-Average shares outstanding, basic and diluted	1	1
Net loss per common stock, basic and diluted	$(713,794)	(2,134,199)

The accompanying notes are an integral part of these financial statements.

AJA HOLDCO, INC.
STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30,2024

	Stock		Additional Paid In Capital	Accumulated Deficit	Stockholder’s Deficit
	Shares	Amount
Balance – December 31, 2023	1	$—	$—	$(5,000)	$(5,000)
Subscription Agreement expense	—	—	1,420,405	—	1,420,405

Net loss	—	—	—	(1,420,405)	(1,420,405)
Balance – March 31, 2024	1	$—	$1,420,405	$(1,425,405)	$(5,000)
Subscription Agreement expense	—	—	713,794	—	713,794

Net loss	—	—	—	(713,794)	(713,794)
Balance – June 30, 2024	1	$—	$2,134,199	$(2,139,199)	$(5,000)

The accompanying notes are an integral part of these financial statements.

AJA HOLDCO, INC.
STATEMENT OF CASH FLOWS

For the Six Months Ended June 30, 2024

Cash flow from operating activities:
Net Loss	$(2,134,199)
Adjustment to reconcile net loss to net cash used in operating activities:
Non-Redemption Subscription Agreement expense	(2,134,199)
Net cash used in operating activities	$—

Net change in cash	—
Cash - beginning of the year	—
Cash - end of the year	$—

The accompanying notes are an integral part of these financial statements.

AJA HOLDCO, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2024

Note 1 - Description of Organization and Business Operations

Aja HoldCo, Inc. (the “Company” or “ListCo”) is a Delaware corporation, formed by Arya Sciences Acquisition Corp IV (the “Parent”) on December 19, 2023 (inception). The Company has adopted a fiscal year-end of December 31.

The Company has no prior operating activities.

On July 31, 2024, Adagio announced the closing of its previously announced Business Combination with the Parent and the Company. Upon the closing of the merger, the Company changed its name to “Adagio Medical Holdings, Inc.” (see Note 3).

Going Concern

On July 31, 2024, the Company announced the closing of its previously announced Business Combination with the Company and Adagio Medical Inc. (see Note 3). As of July 31, 2024, substantial doubt about the Company’s ability to continue as a going concern was alleviated due to the closing of a business combination.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities and expenses and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of June 30, 2024 and December 31, 2023, the carrying values of accounts payable due to related party approximate their fair values due to the short-term nature of the instruments.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC 740, “Income Taxes,” (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2024. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and immaterial amounts were accrued for the payment of penalties for the years ended June 30, 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) Per Common Stock

Net income (loss) per common share is computed by dividing net income by the weighted average number of common shares outstanding for the period.

Recent Accounting Standards

The Company’s management does not believe there are any recently issued, but not yet effective, accounting pronouncement if currently adopted would have a material effect on the Company’s financial statements.

Note 2 – Stockholder’s Deficit

Common Stock - The Company is authorized to issue 1,000 shares of common stock, par value of $0.0001 per share (the “Common Stock”). As of June 30, 2024 and December 31, 2023, there was 1 share of Common Stock issued and outstanding.

Note 3 – Commitments and Contingencies

Business Combination Agreement

On February 13, 2024, the Parent, the Company, Aja Merger Sub 1, a Cayman Islands exempted company (“ARYA Merger Sub”), Aja Merger Sub 2, Inc., a Delaware corporation (“Adagio Merger Sub”), and Adagio Medical, Inc. (“Adagio”) entered into a business combination agreement (the “Business Combination Agreement”), in connection with a proposed business combination (the “Proposed Adagio Business Combination”), which contains certain customary representations, warranties, and covenants by the parties thereto. As further described in the Business Combination Agreement, the closing of the Proposed Adagio Business Combination (the “Closing” and the date on which the Closing occurs, the “Closing Date”) is subject to certain customary conditions and risks. “New Adagio” refers to the Company after giving effect to the Business Combination.

The Business Combination Agreement provides, among other things, for the consummation of the following transactions:

1.
ARYA Merger Sub will merge with and into the Parent (the “ARYA Merger”) and Adagio Merger Sub will merge with and into Adagio (the “Adagio Merger” and, together with the ARYA Merger, the “Mergers”), with the Parent and Adagio surviving the Mergers and, after giving effect to such Mergers, each of the Parent and Adagio becoming a wholly owned subsidiary of the Company, on the terms and subject to the conditions in the Business Combination Agreement;

2.
(i) each issued and outstanding Class A ordinary share, par value $0.0001 per share, of the Parent (the “Class A ordinary shares”) will be automatically cancelled, extinguished and converted into the right to receive one share of common stock, par value $0.0001 per share, of New Adagio (the “New Adagio Common Stock”) and (ii) each issued and outstanding Class B ordinary share, par value $0.0001 per share, of the Parent (the “Class B ordinary shares”) will be automatically cancelled, extinguished and converted into the right to receive one share of New Adagio Common Stock, other than 1,000,000 Class B ordinary shares that will be forfeited by the Sponsor and issued to PIPE Investors (as defined below), including Perceptive Life Sciences Master Fund, Ltd, a Cayman Islands exempted company (the “Perceptive PIPE Investor”). 1,147,500 shares of New Adagio Common Stock issuable to the Sponsor will be subject to share trigger price vesting and will vest if, prior to the tenth anniversary of the Closing, the post-closing share price of New Adagio equals or exceeds $24.00 per share for any 20 trading days within any 30 trading day period (the “Share Trigger Price Vesting”);

3.
(i) each warrant of Adagio will be either (x) terminated, or (y) “net” exercised in exchange for shares of common stock, par value $0.01 per share, of Adagio (“Adagio Common Stock”); (ii) all issued and outstanding unsecured convertible promissory notes of Adagio (excluding the Bridge Financing Notes (as defined below) and the 2024 Bridge Financing Notes (as defined below)) (the “Adagio Convertible Notes”), including any accrued and unpaid interest thereon, will be automatically and fully converted into shares of Adagio Common Stock in accordance with the terms of such Adagio Convertible Notes and such Adagio Convertible Notes will be cancelled, satisfied, extinguished, discharged and retired in connection with such conversion (the “Adagio Convertible Notes Conversion”); (iii) each share of preferred stock, par value $0.001 per share, of Adagio (the “Adagio Preferred Stock”) that is issued and outstanding will be automatically converted into shares of Adagio Common Stock and each such share of Adagio Preferred Stock will be cancelled; (iv) all issued and outstanding shares of Adagio Common Stock (other than treasury shares and shares with respect to which appraisal rights under the Delaware General Corporation Law, as amended, are properly exercised and not withdrawn) will be automatically cancelled, extinguished and converted into the right to receive shares of New Adagio Common Stock based on the exchange ratio set forth in the Business Combination Agreement; (v) each issued, outstanding and unexercised option to purchase Adagio Common Stock (“Adagio Option”) that is vested as of such time or will vest in connection with, or after taking into account the effect of, the consummation of the transactions contemplated by the Business Combination Agreement with an aggregate value that exceeds the aggregate exercise price of such Adagio Option (each an “In-the-Money Adagio Option”) will be cancelled and extinguished in exchange for options to purchase shares of New Adagio Common Stock, and each issued and outstanding Adagio equity award (other than an In-the-Money Adagio Option) will automatically be canceled and extinguished for no consideration and each holder thereof will cease to have any rights with respect thereto.

Amendment to the Business Combination Agreement

On June 25, 2024, the Company and Adagio entered into a Consent and Amendment No. 1 to the Business Combination Agreement (the “Amendment No. 1”), pursuant to which, among other things: (i) the Company consented to Adagio entering an exchange agreement (the “Exchange Agreement”) and the transactions contemplated thereunder with RA Capital Healthcare Fund, L.P., a Delaware limited partnership (“RA Capital”), pursuant to which, RA Capital would exchange a certain number of its existing Company Series E Preferred Shares (as defined in the Business Combination Agreement) for pre-funded warrants (each, a “Pre-Funded Warrant for Series E Preferred Shares”) to purchase Company Series E Preferred Shares, with each Pre-Funded Warrant for Series E Preferred Shares issued and outstanding as of immediately prior to the Company Merger Effective Time (as defined in the Business Combination Agreement) being automatically canceled and extinguished and converted into the right to receive a number of HoldCo Shares (as defined in the Business Combination Agreement) equal to the Exchange Ratio (as defined in the Business Combination Agreement); (ii) the definition of the term “Fully Diluted HoldCo Closing Capitalization” as provided in the Business Combination Agreement was expanded to include the number of pre-funded warrants outstanding immediately after the Company Merger Effective Time that each represented the right to purchase HoldCo Shares; (iii) (a) the aggregate share reserve under the Key Employee Incentive Plan (as defined in the Business Combination Agreement) should be up to the Key Employee Incentive Plan Maximum Amount, which was the aggregate number of HoldCo Shares equal to the product obtained by multiplying (A) the quotient of (x) fifteen percent (15%) divided by (y) thirty-five percent (35%) by (B) the Aggregate Incentive Equity Pool, which was the aggregate number of HoldCo Shares equal to (x) the Aggregate HoldCo Share Reserve (as defined hereunder) minus (y) the Fully Diluted HoldCo Closing Capitalization, and (b) the aggregate share reserve under the HoldCo Incentive Equity Plan (as defined in the Business Combination Agreement) should be equal to the Incentive Equity Plan Maximum Amount plus an increase as provided in the Business Combination Agreement, which Incentive Equity Plan Maximum Amount was the aggregate number of HoldCo Shares equal to the product obtained by multiplying (A) the quotient of (x) twenty percent (20%) divided by (y) thirty-five percent (35%) by (B) the Aggregate Incentive Equity Pool; and (iv) following the Closing, ListCo’s name would be changed to ‘‘Adagio Medical Holdings, Inc.” (or such other name mutually agreed to by ARYA and Adagio). As defined in the Amendment No. 1, “Aggregate HoldCo Share Reserve” meant the aggregate number of HoldCo Shares equal to the quotient obtained by dividing (i) the Fully Diluted HoldCo Closing Capitalization by (ii) sixty-five percent (65%).

PIPE Financing (Private Placement)

In connection with the execution of the Business Combination Agreement, ListCo and the Company entered into Subscription Agreements (the “Subscription Agreements”) with the Perceptive PIPE Investor and certain other investors (the “Other PIPE Investors,” and, together with the Perceptive PIPE Investor, the “PIPE Investors”), pursuant to which the PIPE Investors committed financing valued at approximately $45,000,000, which includes (i) commitments by certain investors to subscribe for and purchase Class A ordinary shares in the open market and not to redeem such shares prior to the date the Closing occurs (the “Closing Date”), (ii) non-redemption commitments by certain investors that are shareholders of the Company, (iii) agreements to subscribe for and purchase shares of New Adagio Common Stock, (iv) the contribution of $23,000,000 of 2023 Bridge Financing Notes to ListCo pursuant to the terms of the Subscription Agreement executed by the Perceptive PIPE Investor, and (v) an additional cash investment by the Perceptive PIPE Investor of approximately $8.1 million (which amount may be reduced by up to approximately $1,070,575 subject to Additional Financing being raised prior to Closing), as described in more detail below (together, the “PIPE Financing”). In connection with the PIPE Financing, the PIPE Investors will also subscribe for (i) warrants to purchase shares of New Adagio Common Stock at $10.00 per share, subject to adjustment (the “Base Warrants”) or (ii) a combination of Base Warrants and pre-funded warrants, each exercisable for one share of New Adagio Common Stock at $0.01 per share (the “Pre-Funded Warrants,” and together with the Base Warrants, the “PIPE Warrants”). As provided for in the Subscription Agreements, the number of shares of New Adagio Common Stock and Base Warrants issuable to the PIPE Investors will depend on the redemption value of the Class A ordinary shares at Closing, the average per share price of the Class A ordinary shares purchased by certain PIPE Investors in the open market and the amount of interest on the 2023 Bridge Financing Notes that will have accrued and be unpaid at Closing and be contributed to ListCo in exchange for shares of New Adagio Common Stock. The shares of New Adagio Common Stock and PIPE Warrants to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. ListCo will grant the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing is contingent upon, among other things, the substantially concurrent Closing.

The Company has concluded that the New Adagio Common Stock and PIPE Warrants to be issued under certain of the Subscription Agreements (the “Open Market Subscription Agreements”) that include an open market purchase and non-redemption obligation for subscribing investors (the “Open Market Investors”) qualify as equity under ASC 815-40 (“Derivatives and Hedging–Contracts in Entity’s Own Equity”); therefore, the Company will recognize the New Adagio Common Stock and PIPE Warrants to be issued under such Open Market Subscription Agreements (such securities, the “Open Market PIPE Securities”) by recording an entry to additional paid-in capital (APIC) in shareholders’ equity in its balance sheet. In accordance with ASC 815-40-30-1, the New Adagio Common Stock and PIPE Warrants will be recorded and measured at fair value (i.e., most often representative of proceeds received for equity-linked instruments; however, when estimating the fair value of the New Adagio Common Stock and PIPE Warrants, the Company has followed the guidance in ASC 820 Fair Value Measurement. In connection with Open Market Investor’s commitment to irrevocably subscribe for and agree to purchase from ListCo the number of Open Market PIPE Securities set forth on the signature page of the applicable Open Market Subscription Agreements, on the terms and subject to the conditions set forth in such Open Market Subscription Agreements, which include, without limitation, the agreement not to redeem the Class A ordinary shares purchased in the open market prior to Closing, the Company will record an amount equal to the full fair value of the New Adagio Common Stock and PIPE Warrants to be issued to the Open Market PIPE Investor in connection with the Closing.

On July 23, 2024, the Perceptive Life Sciences Master Fund, Ltd., a Cayman Islands exempted company (the “Perceptive PIPE Investor”) indicated an interest to increase its investment in the PIPE Financing by such amount that is necessary for the minimum unrestricted cash condition of the Contingent Investor to be met. Such additional subscription would be on the same terms as provided in the Subscription Agreement that the Perceptive PIPE Investor executed on February 13, 2024 and amended on June 24, 2024. Assuming the Closing occurs on July 29, 2024, New Adagio would be required to have approximately $32,129,000 of available unrestricted cash for the Contingent Investor to fund its $7,500,000 commitment under the Convertible Security Subscription Agreement. Assuming that a maximum redemption scenario occurs, that no Additional Financing is raised prior to Closing and that transaction expenses payable at Closing are approximately $14.3 million (current estimate subject to change), the Perceptive PIPE Investor may, pursuant to such indication of interest, increase its new money commitment under the PIPE Financing by approximately $9 million, resulting in the issuance of approximately 1,080,000 additional shares of New Adagio Common Stock at Closing to the Perceptive PIPE Investor. Assuming such issuance of additional shares of New Adagio Common Stock to the Perceptive PIPE Investor in the maximum redemption scenario, the post-Closing ownership of the Perceptive PIPE Investor and the initial shareholders (as defined in the Proxy Statement/Prospectus) may increase by approximately 2.6%.

Convertible Security Financing (Private Placement)

In connection with the execution of the Business Combination Agreement, certain investors, including the Perceptive PIPE Investor (the “Convert Investors”), executed a securities purchase agreement, dated February 13, 2024, with the Company (such agreement and any assignment agreement thereunder in connection with any Additional Financing, the “Convertible Security Subscription Agreement”), pursuant to which the Company will issue on the Closing Date to the Convert Investors $20,000,000 aggregate principal amount of 13% senior secured convertible notes (the “New Adagio Convertible Notes”), which will be convertible into shares of New Adagio Common Stock at a conversion price of $10.00 per share, subject to adjustment (the “Conversion Shares”), and 1,500,000 warrants (the “Convert Warrants”), which will be exercisable on a cashless basis or for cash at a price of $24.00 per share, subject to adjustment (the “Base Convert Financing”), and will expire on the seventh anniversary of the Closing. Such $20,000,000 investment in New Adagio Convertible Notes includes the Perceptive Convertible Note Commitment (as defined below) and includes the conversion of the 2024 Bridge Financing Notes (as defined below) into New Adagio Convertible Notes at Closing, subject in each case to Additional Financing  being raised prior to Closing, as further described below. The New Adagio Convertible Notes will have a maturity of 3 years and nine months after Closing and interest will be payable in cash or compound as additional principal outstanding. As described above, in connection with the execution of the Convertible Security Subscription Agreement, the Perceptive PIPE Investor also purchased a $7,000,000 convertible promissory note of Adagio (the “2024 Bridge Financing Notes”) pursuant to a note purchase agreement, dated February 13, 2024, by and among the Perceptive PIPE Investor, Adagio and the Company (the “2024 Bridge Financing Notes Subscription Agreement”).

On the Closing Date, pursuant to the terms of the 2024 Bridge Financing Notes and the 2024 Bridge Financing Note Subscription Agreement, the 2024 Bridge Financing Notes will convert into $7,000,000 of New Adagio Convertible Notes and 525,000 Convert Warrants, and the Perceptive PIPE Investor will subscribe for an additional $3,000,000 aggregate principal amount of New Adagio Convertible Notes and 225,000 Convert Warrants, on the same terms as the other Convert Investors executing the Convertible Security Subscription Agreement (such additional investment by the Perceptive PIPE Investor, the “Perceptive Convertible Note Commitment,” and together with the Base Convert Financing, the “Convertible Security Financing”). Subject to the Parent and New Adagio receiving any new financing or commitment for financing (any such financing, an “Additional Financing”), whether in the form of equity, debt or convertible debt, before the Closing Date, the Perceptive PIPE Investor may request that, on the Closing Date, the 2024 Bridge Financing Note is repaid, the Perceptive Convertible Note Commitment is reduced or a combination of both. The New Adagio Convertible Notes and the Convert Warrants issuable in connection with the Convertible Security Financing have not been registered under the Securities Act and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. The Company will grant the Convert Investors certain registration rights in connection with the Convertible Security Financing. The Convertible Security Financing is contingent upon, among other things, the substantially concurrent Closing. As set forth in the Convertible security Subscription Agreement, the closing of $7,500,000 of financing by a Convert Investor is conditioned on New Adagio having a certain amount of available cash on the Closing Date.

Pursuant to the terms of the Convertible Security Subscription Agreement, on the Closing Date, the Company, certain of its subsidiaries (other than Adagio Medical GmbH, a company organized under the laws of Germany and an excluded subsidiary thereunder) (the “Subsidiaries”) and Allegro Management LLC, as the collateral agent (the “Collateral Agent”) on behalf of the Convert Investors, will enter into a security and pledge agreement (the “Convert Security Document”), pursuant to which the Company and the Subsidiaries will (i) pledge the equity interests in the Subsidiaries to the Collateral Agent, (ii) pledge all of their respective promissory notes, securities and other instruments evidencing indebtedness to the Collateral Agent, and (iii) grant to the Collateral Agent a security interest in and lien on all of their respective personal property and assets, including, among other items, all of their deposit accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, and all proceeds therefrom, in each case subject to customary exceptions, all as set forth in the form of the Convert Security Document.  Additionally, pursuant to the terms of the Convertible Security Subscription Agreement, on the Closing Date, the Subsidiaries will deliver a guaranty (the “Convert Guaranty”) to the Collateral Agent pursuant to which the Subsidiaries will, jointly and severally, guarantee the Company’s obligation to repay the New Adagio Convertible Notes and all other obligations of the Company under the Convertible Security Subscription Agreement and the New Adagio Convertible Notes and other related transaction documents, as set forth in the form of the Convert Guaranty. Any additional subsidiaries of the Company formed or acquired after the closing date will be required to join the Convert Guaranty as additional guarantors.

Non-Redemption Subscription Agreements

In connection with the execution of the Business Combination Agreement, ListCo and the Company entered into Non-redemption Subscription Agreements (the “Non-redemption Subscription Agreements”) with certain other investors (the “Non-Redeeming Subscribed Investors”) pursuant to which the Non-Redeeming Subscribed Investors committed financing valued at approximately $2,000,000, which includes ListCo is seeking commitments from interested investors to purchase in a private placement, contingent upon, and substantially concurrently with the closing of the Transaction, (i) shares (the “Shares”) of ListCo’s common stock, par value $0.0001 per share (the “Common Stock”) , (ii) warrants, each representing the right to purchase shares of Common Stock and to be represented by a warrant and (iii) the Investor and its affiliates agree (a) not to sell or transfer any of the Non-Redeeming Subscribed Investors”)  the company’s Shares prior to the closing of the Transaction and (b) not to redeem any Investor Company Shares prior to or in connection with the Transaction. On the Closing Date, Non-Redeeming Subscribed Investors shall deliver evidence reasonably satisfactory to ListCo that Investor continues to hold the Investor Company Shares and has not tendered such shares for redemption.

The Company has concluded that the New Adagio Common Stock and Warrants (“Non-Redeeming Shares and Warrants”) issued under certain Non-redemption Subscription Agreements qualify as equity under ASC 815-40 (“Derivatives and Hedging–Contracts in Entity’s Own Equity”). As a result, the Company will recognize any Shares and Warrants issued under the Non-redemption Subscription Agreements within shareholders’ equity. In accordance with ASC 815-40, any Shares and Warrants issued under the Non-redemption Subscription Agreements will be recorded and measured at fair value, which is typically representative of the proceeds received for equity-linked instruments. When estimating the fair value of these instruments, the Company follows the guidance in ASC 820, Fair Value Measurement.

As a result of the Non-Redeeming Subscribed Investors' commitment to irrevocably subscribe for and purchase the number of Non-Redeeming Shares and Warrants listed in the Non-redemption Subscription Agreements, the Company agrees to the terms and conditions set forth in the agreements, including agreeing to not redeem the Class A ordinary shares purchased in the open market by the Non-Redeeming Subscribed Investors' before closing. The Company will record an amount equal to the full fair value of the Non-Redeeming Shares and Warrants to be issued to the Non-Redeeming Subscribed Investor at the closing as a result of the Non-Redeeming Subscribed Investors' commitment, as described above.

Approval of Business Combination Agreement

On July 26, 2024, the Company held an annual general meeting of shareholders (the “Meeting”) to consider and vote upon the Business Combination Proposal, the ARYA Merger Proposal, the Director Election Proposal and the Adjournment Proposal, each as more fully described in the definitive proxy statement/prospectus that the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 12, 2024 (the “Proxy Statement”). The shareholders of the Company approved the Business Combination Proposal, the ARYA Merger Proposal and the Director Election Proposal. As there were sufficient votes to approve the Business Combination Proposal, the ARYA Merger Proposal and the Director Election Proposal, the Adjournment Proposal was not presented to shareholders.

Consummation of Business Combination

On July 31, 2024, Adagio announced the closing of its previously announced Business Combination with the Parent and the Company. Upon the closing of the merger, the Company changed its name to “Adagio Medical Holdings, Inc.” The common stock of New Adagio began trading on August 1, 2024, under the symbols ADGM on the Nasdaq Capital Market. Upon the consummation of the Business Combination, Adagio and the Parent became the direct wholly-owned subsidiaries of Adagio Medical Holding, Inc.

In connection with the Business Combination, the combined company raised financing valued at approximately $84.2 million, which consisted of funds held in the Company’s trust account, a concurrent equity and warrant private placement (including $29.5 million of bridge financing used by Adagio prior to closing and funds from the Company’s trust account not redeemed) led by, among others, Perceptive PIPE Investor, RA Capital Management and RTW Investments, and a concurrent convertible security financing (including $7.0 million of bridge financing used by Adagio prior to closing) led by, among others, an institutional investor and Perceptive PIPE Investor.

The Business Combination is expected to be accounted for as a forward-merger in accordance with U.S. GAAP. Under this method of accounting, ListCo is treated as the “accounting acquirer” and Adagio as the “accounting acquiree” for financial reporting purposes. Accordingly, the Business Combination is expected to be accounted for using the acquisition method of accounting. The acquisition method of accounting is based on FASB ASC 805 and uses the fair value concepts defined in ASC 820. As of the date the condensed consolidated financial statements are available to be issued, the Company is still in the process of analyzing the accounting impact of the Business Combination.

Note 4 – Fair Value Measurements

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period.

During the six months ended June 30, 2024, the Company entered into an Open Market Subscription Agreement and Non-Redemption Subscription Agreement, discussed in Note 5. The Company has concluded that the New Adagio Common Stock and PIPE Warrants and Non-Redeeming Shares and Warrants to be issued under certain of Open Market Subscription Agreements and Non-Redeeming Subscription Agreements that include an open market purchase and non-redemption obligation for Open Market Investors and Non-Redeeming Subscribed Investors qualify as equity under ASC 815-40 (“Derivatives and Hedging–Contracts in Entity’s Own Equity”); therefore, the Company will recognize the New Adagio Common Stock and PIPE Warrants to be issued under such Open Market Subscription Agreements and Non-Redeeming Subscription Agreements (such securities, the “Open Market PIPE Securities” and “Non-Redeeming Shares and Warrants”) by recording an entry to additional paid-in capital (APIC) in shareholders’ equity in its Consolidated Condensed Balance Sheet and Open Market Subscription Agreement expense on its Consolidated Condensed Statement of Operations. In accordance with ASC 815-40-30-1, the New Adagio Common Stock and PIPE Warrants and Non-Redeeming Shares and Warrants will be recorded and measured at fair value (i.e., most often representative of proceeds received for equity-linked instruments; however, when estimating the fair value of the New Adagio Common Stock and PIPE Warrants and Non-Redeeming Shares and Warrants, the Company has followed the guidance in ASC 820 Fair Value Measurement. In connection with Open Market Investor’s commitment to irrevocably subscribe for and agree to purchase from ListCo the number of Open Market PIPE Securities and Non-Redeeming Shares and Warrants set forth on the signature page of the applicable Open Market Subscription Agreements, on the terms and subject to the conditions set forth in such Open Market Subscription Agreements, which include, without limitation, the agreement not to redeem the Class A ordinary shares purchased in the open market prior to Closing, the Company will record an amount equal to the full fair value of the New Adagio Common Stock and PIPE Warrants to be issued to the Open Market PIPE Investor in connection with the Closing. The estimated amount of New Adagio Common Stock shares and PIPE Warrants to be issued on the Close of the Transaction as of the inception of the Open Market Subscription agreements mentioned above, are 219,877 and 183,493, respectively. The estimated amount Non-Redeeming Shares and Warrants to be issued on the Close of the Transaction as of the inception of the Non-Redeeming Subscription Agreements mentioned above, are 76,681 and 166,160, respectively.

To determine the Fair Value of the New Adagio Common Stock on inception, the Company used the following Level 3 inputs:

February 13, 2024
Base Share Price	$10.00
Adjusted per Share (1.2X Purchase Price Ratio)	$8.33
Adjusted share price	$7.00
Probability of Closing	75.00%
Estimated fair value per Share at Closing	$5.25

To determine the Fair Value of the PIPE Warrants on inception, the Company used the following Level 3 inputs:

February 13, 2024
Base Share Price	$7.00
Strike price, as defined in Subscription Agreement	$10.00
Term (Months)	12.00
Average volatility rate	70.00%
Probability of Closing	75.00%
Estimated expected Warrant price	$1.21
Estimated fair value per Warrant at Closing (1.2x Coverage Ratio)	$1.45

To determine the Fair Value of the Non-Redeeming Subscription Agreement Shares on inception, the Company used the following Level 3 inputs:

June 21, 2024
Base Share Price	$10.00
Adjusted per Share (1.2X Purchase Price Ratio)	$8.33
Adjusted share price	$7.08
Probability of Closing	95.00%
Estimated fair value per Share at Closing	$6.73

To determine the Fair Value of the Non-Redeeming Subscription Agreement Warrants on inception, the Company used the following Level 3 inputs:

June 21, 2024
Base Share Price	$10.00
Strike price, as defined in Subscription Agreement	$10.00
Term (Months)	12.00
Average volatility rate	70.00
Probability of Closing	95.00%
Estimated expected Warrant price	$1.25
Estimated fair value per Warrant at Closing (1.2x Coverage Ratio)	$1.19

During the period ended June 30, 2024, the Fair Value of the instruments above were recorded in additional paid-in capital in shareholders’ equity in its Balance Sheet and Subscription Agreement expense on its Statement of Operations was $2,134,199.

Note 4 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date the financial statements were issued and has concluded that, other than the events described below, all such events that would require recognition or disclosure have been recognized or disclosed.

On July 31, 2024, Adagio announced the closing of its previously announced Business Combination with the Parent and the Company. Upon the closing of the merger, the Company changed its name to “Adagio Medical Holdings, Inc.” The common stock of New Adagio began trading on August 1, 2024, under the symbols ADGM on the Nasdaq Capital Market. Upon the consummation of the Business Combination, Adagio and the Parent became the direct wholly-owned subsidiaries of Adagio Medical Holding, Inc. (see Note 3).